SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

September 12, 2007
(Date of Report (Date of Earliest Event Reported))
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Sovran Self Storage, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-13820	16-1194043
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Sovran Acquisition Limited Partnership
(Exact name of registrant as specified in its charter)

Delaware	0-24071	16-1481551
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6467 Main Street
Williamsville, New York 14221
(Address of principal executive offices) (Zip Code)

(716) 633-1850
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Effective September 12, 2007, Sovran Self Storage, Inc. (the "Company") and Sovran Acquisition Limited Partnership (the "Partnership" and, together with the Company, the "Borrowers") entered into a Term Loan Agreement (the "Agreement") with Manufacturers and Traders Trust Company ("Lender").  Under the Agreement, the Borrowers have the ability to borrow up to $25,000,000 from Lender on three borrowing dates occurring prior to March 1, 2008. Borrowings under the Agreement are unsecured and must be repaid by the Borrowers to Lender on or before March 31, 2008.  Amounts borrowed under the Agreement bear interest at a variable rate equal to the London Inter-Bank Offered Rate (LIBOR) plus 1.2%.  The obligations of the Borrowers under the Agreement are guaranteed by Sovran Holdings, Inc., a subsidiary of the Company.  A copy of the Agreement is attached hereto as Exhibit 10.26 and is incorporated herein by reference.  The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibit 10.26.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 is incorporated by reference into this item.

Item 9.01.	Financial Statements and Exhibits.
(c) Exhibits
The Exhibits to this Current Report on Form 8-K are set forth on the Exhibit Index following the signature page hereto and are incorporated herein.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SOVRAN SELF STORAGE, INC. By: /s/ DAVID L. ROGERS David L. Rogers Chief Financial Officer

SOVRAN ACQUISITION LIMITED PARTNERSHIP By: Sovran Holdings, Inc. Its: General Partner By: /s/ DAVID L. ROGERS David L. Rogers Chief Financial Officer

Date: September 17, 2007

EXHIBIT INDEX
Exhibit No.	Description

10.26	Term Loan Agreement, dated as of September 12, 2007, between Sovran Self Storage, Inc. and Sovran Acquisition Limited Partnership and Manufacturers and Traders Trust Company.